Exhibit 23

[GRANT THORNTON LETTERHEAD]

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We have issued our reports dated September 12, 2008, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Perceptron, Inc. on Form 10-K for the year ended June 30, 2008. We hereby consent to the incorporation by reference of said reports in the Registration Statements of Perceptron, Inc. on Forms S-3 (File Nos. 333-24239, effective March 31, 1997 and June 3, 1997 and 333-29263, effective June 13, 1997 and December 5, 1997), and on Forms S-8 (File Nos. 33-63664, effective June 1, 1993, 33-85656, effective October 26, 1994, 33-93910 effective June 26, 1995, 333-00444, effective January 22, 1996, 333-00446, effective January 22, 1996, 333-65001, effective September 30, 1998, 333-65007, effective September 30, 1998, 333-92643, effective December 13, 1999, 333-92645, effective December 13, 1999, 333-92647, effective December 13, 1999, 333-55164, effective February 7, 2001, 333-76194, effective January 2, 2002, 333-104040, effective March 26, 2003 and 333-131421, effective January 31, 2006).
/S/ Grant Thornton LLP
Southfield, Michigan
September 12, 2008